    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1996

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              INNKEEPERS USA TRUST
        (Exact name of registrant as specified in governing instruments)
                             ---------------------

                    MARYLAND                                       65-0503831
(State or other jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
                 organization)

                            306 ROYAL POINCIANA WAY
                           PALM BEACH, FLORIDA 33480
                    (Address of principal executive offices)
                             ---------------------
                               JEFFREY H. FISHER
                              INNKEEPERS USA TRUST
                            306 ROYAL POINCIANA WAY
                           PALM BEACH, FLORIDA 33480
                                 (407) 835-1800
                    (Name and address of agent for service)
                             ---------------------
                                   COPIES TO:

              MARK A. MURPHY, ESQ.                            PETER T. HEALY, ESQ.
               HUNTON & WILLIAMS                             O'MELVENY & MYERS LLP
         RIVERFRONT PLAZA -- EAST TOWER                     EMBARCADERO CENTER WEST
               951 E. BYRD STREET                              275 BATTERY STREET
            RICHMOND, VIRGINIA 23219                    SAN FRANCISCO, CALIFORNIA 94111
                 (804) 788-8685                                  (415) 984-8833

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                            PROPOSED
                                                            PROPOSED        MAXIMUM
                                           AMOUNT           MAXIMUM        AGGREGATE       AMOUNT OF
      TITLE OF EACH CLASS OF                TO BE        OFFERING PRICE     OFFERING      REGISTRATION
   SECURITIES TO BE REGISTERED          REGISTERED(1)     PER SHARE(2)      PRICE(2)          FEE
--------------------------------------------------------------------------------------------------------
Common Shares, $0.01 par value per
  share...........................        1,610,000         $10.9375      $17,609,375        $5,336
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

(1) Includes 210,000 shares which the Underwriters have the option to purchase solely to cover overallotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c). Based upon the average of the high and low prices of the Company's Common Shares as reported in the consolidated reporting system of the New York Stock Exchange on October 21, 1996.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                EXPLANATORY NOTE

     This Registration Statement is filed for the purpose of registering additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and hereby incorporates by reference the information contained in the Company's Registration Statement on Form S-3 (No. 333-12809), which was declared effective by the Securities and Exchange Commission on October 21, 1996.

ITEM 16.  EXHIBITS

EXHIBITS
--------
   5.1    --   Opinion of Hunton & Williams
  23.1    --   Consent of Hunton & Williams (included in Exhibit 5.1)
  23.2    --   Consent of Coopers & Lybrand L.L.P.
  23.3    --   Consent of KPMG Peat Marwick LLP
  24.1    --   Powers of Attorney (previously filed as Exhibit 24.1 to the Company's Form S-3
               Registration Statement, (No. 333-12809) and incorporated herein by reference)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Palm Beach, State of Florida, on the 22nd day of October, 1996.

                                          INNKEEPERS USA TRUST,
                                            a Maryland real estate investment
                                            trust
                                            (Registrant)

                                          By:       /s/  DAVID BULGER
                                            ------------------------------------
                                                        David Bulger
                                                         Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of October, 1996 by the following persons in the capacities indicated.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------
         */s/  JEFFREY H. FISHER               Chairman of the Board and Chief Executive
---------------------------------------------    Officer (principal executive officer)
               Jeffrey H. Fisher

           */s/  BRUCE ZENKEL                  Trustee
---------------------------------------------
                 Bruce Zenkel

            */s/  MILES BERGER                 Trustee
---------------------------------------------
                  Miles Berger

        */s/  C. GERALD GOLDSMITH              Trustee
---------------------------------------------
              C. Gerald Goldsmith

            /s/  DAVID BULGER                  Chief Financial Officer and Secretary
---------------------------------------------    (principal accounting and financial officer)
                 David Bulger

       *By: /s/  DAVID BULGER
---------------------------------------------
                 David Bulger
               Attorney-in-fact

                                      II-2